CONSENT




     I, Sheila G. Corvino, hereby consent to the use of my opinion dated September 20, 2000 and my name under the caption "Legal Matters" in the third amendment to the SB-2 Registration Statement and prospectus, and any subsequent amendments thereto, as filed with the Securities and Exchange Commission. of Blue Thunder Corp. to be filed with the Securities and Exchange Commission.


                                           /s/Sheila G. Corvino
                                           ---------------------
                                            Sheila G. Corvino
  Dated: September 20, 2000